UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2024

Standard BioTools Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34180	77-0513190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tower Place, Suite 2000
South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 266-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LAB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 5, 2024, Standard BioTools Inc. (“Standard BioTools” or the “Company”) completed the previously announced merger pursuant to the Agreement and Plan of Merger, dated as of October 4, 2023 (the “Merger Agreement”), by and among the Company, SomaLogic, Inc., a Delaware corporation (“SomaLogic”), and Martis Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into SomaLogic, with SomaLogic surviving as a wholly owned subsidiary of Standard BioTools (the “Merger”).

At the consummation of the Merger, each issued and outstanding share of common stock of SomaLogic, par value $0.0001 per share (“SomaLogic Common Stock”), was converted into the right to receive 1.11 (the “Exchange Ratio”) shares of common stock of Standard BioTools, par value $0.001 per share (“Standard BioTools Common Stock”), and cash in lieu of fractional shares.

In addition, as of the effective time of the Merger, Standard BioTools assumed each SomaLogic stock incentive plan, each outstanding option to purchase shares of SomaLogic Common Stock (the “Options”) and each outstanding restricted stock unit convertible into shares of SomaLogic Common Stock (the “RSUs,” and together with the Options, the “Equity Awards”), whether vested or unvested. Each such Equity Award assumed by Standard BioTools will continue to have, and be subject to, the same terms and conditions applicable to such Equity Award immediately prior to the effective time of the Merger, except that (A) each such Option will be exercisable for that number of shares of Standard BioTools Common Stock equal to the number of shares of SomaLogic Common Stock subject to such Option immediately prior to the effective time of the Merger multiplied by the Exchange Ratio and rounded down to the next nearest share of Standard BioTools Common Stock, (B) the exercise price per share will be the exercise price per share in effect for that Option immediately prior to the effective time of the Merger divided by the Exchange Ratio and rounded up to the next nearest cent and (C) each such RSU will vest for that number of shares of Standard BioTools Common Stock equal to the number of shares of SomaLogic Common Stock subject to such RSU immediately prior to the effective time of the Merger multiplied by the Exchange Ratio and rounded to the next nearest share of Standard BioTools Common Stock.

In addition, as of the effective time of the Merger, each SomaLogic warrant, each exercisable for one share of SomaLogic Common Stock, shall be treated in accordance with its terms.

The issuance of Standard BioTools Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-4 (File No. 333-275533) filed with the United States Securities and Exchange Commission (the “Commission”) on November 13, 2023, as amended on December 1, 2023, and declared effective on December 1, 2023 (the “Registration Statement”).

The Merger Agreement contains representations, warranties, covenants and other terms, provisions and conditions that the parties made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

The description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Current Report on Form 8-K is subject and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations; Director Appointments

On January 5, 2024, in connection with the consummation of the Merger and pursuant to the Merger Agreement, Carlos Paya, M.D., Ph.D., Laura Clague and Martin Madaus, Ph.D. resigned from Standard BioTools’ board of directors (the “Standard BioTools Board”) and ceased serving on the Standard BioTools Board and any and all committees thereof. No director resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Additionally, the Standard BioTools Board elected and designated Kathy Hibbs, Tom Carey and Troy Cox (each, a “New Director” and collectively, the “New Directors”), who were previously members of SomaLogic’s board of directors, to serve on the Standard BioTools Board and Tom Carey to serve as Chairperson of the Standard BioTools Board, each effective at the consummation of the Merger.

Other than as set forth herein, there are no arrangements or understandings with any of the New Directors or any other person pursuant to which such New Director was selected and none of the New Directors has a direct or indirect material interest in any related party transaction required to be disclosed under Item 404(a) of Regulation S-K.

In connection with the New Directors’ service on the Standard BioTools Board, each New Director will be eligible to be compensated as directors of Standard BioTools pursuant to Standard BioTools’ outside director compensation policy. The New Directors will also have the same right to indemnification by the Company as granted to the Company’s other non-employee directors.

Following the Merger, the composition of the Standard BioTools Board and their respective classes and their respective committees on which the directors will serve are as follows:

Class I – Term Expiring in 2026	Class II – Term Expiring in 2024	Class III – Term Expiring in 2025	Class N/A
Michael Egholm, Ph.D. Tom Carey	Troy Cox	Kathy Hibbs Frank Witney, Ph.D.	Eli Casdin Fenel Eloi

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Fenel Eloi (Chairperson) Troy Cox Kathy Hibbs Frank Witney, Ph.D.	Frank Witney, Ph.D. (Chairperson) Eli Casdin Troy Cox	Tom Carey (Chairperson) Eli Casdin Kathy Hibbs

Amendment to 2011 Equity Incentive Plan

As disclosed in Item 5.07 of this Current Report on Form 8-K, at the Special Meeting, the Company’s stockholders voted to approve an amendment to the Company’ Amended and Restated 2011 Equity Incentive Plan (the “A&R 2011 Plan”) increasing the number of shares of Standard BioTools Common Stock reserved for issuance thereunder by 15,000,000 shares (the “A&R 2011 Plan Amendment”).

A detailed summary of the material features of the A&R 2011 Plan is described in further detail in the joint proxy statement of the Company and SomaLogic and the prospectus of the Company (the “Joint Proxy Statement/Prospectus”) that form parts of the Registration Statement. That summary and the foregoing description are qualified in their entirety by reference to the complete text of the A&R 2011 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 4, 2024, the Company filed a Certificate of Amendment to its Eighth Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware to increase the total number of shares of Standard BioTools Common Stock authorized for issuance thereunder from 400,000,000 shares to 600,000,000 shares (the “Charter Amendment”).

As disclosed in Item 5.07 of this Current Report on Form 8-K, the Charter Amendment was approved by the Company’s stockholders at the Special Meeting. The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 4, 2024, the Company held a virtual special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in the Joint Proxy Statement/Prospectus.

At the close of business on November 29, 2023, the record date for the Special Meeting (the “Standard BioTools Record Date”), there were 80,030,193 shares of Standard BioTools Common Stock and 255,559 shares of Standard BioTools’ Series B Preferred Stock (consisting of Standard BioTools’ Series B-1 preferred stock, par value $0.001 per share, and Standard BioTools’ Series B-2 preferred stock, par value $0.001 per share) issued and outstanding and entitled to vote. On an as converted basis, the latter equals 75,164,397 shares of Standard BioTools Common Stock, which means there was a total number of possible voting shares equal to 155,194,590 shares as of the Standard BioTools Record Date. The holders of 56,144,781 shares of the Company’s capital stock (representing a total of 131,053,619 votes (including votes associated with the Series B Preferred Stock)), or approximately 69.93% of the shares of the Company’s capital stock issued and outstanding and entitled to vote at the Special Meeting (representing 84.44% of the total voting power) were represented in person or by proxy at the Special Meeting. The following proposals are described in detail in the Joint Proxy Statement/Prospectus. The final voting results for each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting are set forth below:

Proposal 1. To approve the issuance of shares of Standard BioTools Common Stock in connection with the Merger and in accordance with Nasdaq Listing Rule 5635(a) (the “Standard BioTools Share Issuance Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
125,739,416	5,186,617	127,586	None

Proposal 2. To approve the Charter Amendment (the “Standard BioTools Charter Amendment Proposal”).

Votes For	Votes Against	Abstentions	Broker Non-Votes
125,698,245	5,230,711	124,663	None

Proposal 3. To approve, on a non-binding, advisory basis, the compensation that may become payable to Standard BioTools’ named executive officers and to SomaLogic’s Chief Executive Officer that is based on or otherwise relates to the Merger.

Votes For	Votes Against	Abstentions	Broker Non-Votes
119,441,699	11,267,991	343,929	None

Proposal 4. To approve the A&R 2011 Plan Amendment.

Votes For	Votes Against	Abstentions	Broker Non-Votes
119,362,194	11,536,749	154,676	None

Proposal 5. To approve adjournments of the Special Meeting from time to time, if necessary or appropriate, to solicit additional proxies in favor of the Standard BioTools Share Issuance Proposal and the Standard BioTools Charter Amendment Proposal if there are insufficient votes at the time of such adjournment to approve such proposals.

Votes For	Votes Against	Abstentions	Broker Non-Votes
124,087,718	6,753,379	212,522	None

Item 8.01	Other Events.

On January 4, 2024, the Company issued a press release announcing that its stockholders voted to approve all proposals required to be approved in connection with the Merger and, on January 5, 2024, the Company issued a press release announcing the completion of the Merger. Copies of the press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The financial information required by this Item 9.01 is not being filed herewith. It will be filed not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among Standard BioTools Inc., SomaLogic, Inc. and Martis Merger Sub, Inc., dated as of October 4, 2023 (incorporated by reference to Exhibit 2.1 to Standard BioTools' Current Report on Form 8-K, filed with the Commission on October 4, 2023).

3.1	Second Certificate of Amendment to the Eighth Amended and Restated Certificate of Incorporation, as amended, of Standard BioTools Inc., as filed with the Secretary of State of the State of Delaware on January 4, 2024.

10.1+	Standard BioTools Inc. Amended and Restated 2011 Equity Incentive Plan.

99.1	Press Release, dated January 4, 2024.

99.2	Press Release, dated January 5, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Portions of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.
+	Management compensation plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2024	STANDARD BIOTOOLS INC.

	By:	/s/ Jeffrey Black
	Name:	Jeffrey Black
	Title:	Chief Financial Officer